EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration
Statement of Erie Indemnity Company on Form S-8 of our report dated February 11, 2000 on our audits of the consolidated financial statements of Erie Indemnity Company as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, appearing in the Form 10-K Annual Report of Erie Indemnity Company for the year ended December 31, 1999.

/s/ Brown, Schwab, Bergquist & Co.
Erie, Pennsylvania
January 3, 2001